UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

On June 18, 2014, The Men’s Wearhouse, Inc. (the “Company”) entered into an indenture (the “Indenture”) with certain of its direct and indirect wholly-owned U.S. subsidiaries parties thereto, as guarantors (the “MW Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in connection with the Company’s issuance of $600 million in aggregate principal amount of its 7.00% Senior Notes due 2022 (the “Notes”).  The Company used the net proceeds from the offering of the Notes to pay a portion of the approximately $1.8 billion purchase price for the recently completed acquisition of Jos. A. Bank Clothiers, Inc. (“JOSB”). The Notes and the related guarantees are senior unsecured obligations of the Company and the MW Guarantors, respectively, and will rank equally with all of the Company’s and each MW Guarantor’s present and future senior indebtedness.  The MW Guarantors have guaranteed the Notes, jointly and severally, on an unsecured basis. The Notes will mature on July 1, 2022.  Interest on the Notes will be payable on January 1 and July 1 of each year, beginning on January 1, 2015.

The Company may redeem some or all of the Notes at any time on or after July 1, 2017 at the redemption prices set forth in the Indenture.  The Company may also redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of certain equity offerings prior to July 1, 2017 at a redemption price of 107.000% of the principal amount of the Notes plus accrued and unpaid interest, if any.  At any time prior to July 1, 2017, the Company will also have the option to redeem some or all of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption.  Upon the occurrence of certain specific changes of control, the Company may be required to offer to purchase the Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon to the date of purchase.

The Indenture contains certain customary negative covenants, including, among others, limitations on the incurrence of debt, limitations on liens, limitations on consolidations or mergers, limitations on asset sales, limitations on certain restricted payments and limitations on transactions with affiliates.  The Indenture also contains customary events of default.

Also, on June 18, 2014, the Company entered into a Supplemental Indenture to the Indenture (the “Supplemental Indenture”), dated June 18, 2014, with JOSB and the current direct wholly-owned subsidiaries of JOSB (together with JOSB, the “JOSB Guarantors”) and the Trustee.  Pursuant to the Supplemental Indenture, the JOSB Guarantors have provided an unsecured guaranty of the Notes, together and on the same terms as the MW Guarantors.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.  This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes and the related guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On June 18, 2014, the Company, the MW Guarantors and the initial purchasers of the Notes entered into a registration rights agreement (the “Registration Agreement”) regarding the Notes pursuant to which the Company and the MW Guarantors agreed, among other things, to exchange the Notes for substantially identical notes registered under the Securities Act.

The Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Indenture and the Supplemental Indenture are qualified in their entirety by reference to such exhibits.

The Registration Agreement is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Registration Agreement is qualified in its entirety by reference to such exhibit.

New Credit Facilities

On June 18, 2014, the Company entered into (i) a term loan credit agreement (the “Term Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Term Administrative Agent”) and the lenders party thereto (the “Term Lenders”), which is guaranteed jointly and severally by certain of the Company’s direct and indirect wholly-owned U.S. subsidiaries (the “Term Guarantors”), in connection with the Company’s borrowing of an aggregate principal amount of $1.1 billion of a senior secured term loan (the “Term Loan”) and (ii) an asset-based revolving credit agreement (the “ABL Facility”, and together with the Term Facility, the “2014 Credit Facilities”) with Moores the Suit People Inc., a corporation organized under the laws of New Brunswick, and certain of the Company’s direct and indirect wholly-owned U.S. and Canadian subsidiaries, as co-borrowers (collectively, the “Co-Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (the “U.S. ABL Administrative Agent”), JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian administrative agent (the “Canadian ABL Administrative Agent”) and the lenders party thereto (the “ABL Lenders”), which is guaranteed jointly and severally by certain of the Company’s current direct and indirect wholly-owned U.S. subsidiaries (the “ABL Guarantors”), in connection with the Company receiving $500 million in aggregate principal amount revolving credit facility, of which $340 million (the “Revolving Loans”) was drawn at closing.  The Company used the net proceeds from the Term Loan to pay a portion of the purchase price for JOSB and used the net proceeds from the Revolving Loans (i) to pay a portion of the purchase price for JOSB and (ii) to refinance the Existing Credit Agreement (as defined below).  The obligations under the Term Facility are secured on a senior basis by a first priority lien on substantially all assets of the Company and the Term Guarantors.  The obligations under the ABL Facility are secured on a senior basis by a first priority lien on substantially all assets of the Company and the ABL Guarantors.  The Credit Facilities and the related guarantees and security interests granted thereunder are senior secured obligations of the Term Guarantors and ABL Guarantors, respectively, and will rank equally with all of the Term Guarantors’ and ABL Guarantors’ present and future senior indebtedness.  The Term Facility will mature on June 18, 2021, and the ABL Facility will mature on June 18, 2019.

The foregoing description of the 2014 Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the ABL Facility, which is filed as Exhibit 10.1 hereto and the Term Facility, which is filed as Exhibit 10.2 hereto, both of which are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On June 18, 2014, in connection with the Company’s completion of the acquisition of JOSB and entry into the 2014 Credit Facilities described in Items 1.01 and 2.03 of this Current Report, the Company repaid all its obligations under, and terminated all the security interests and liens granted in connection with, that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2013  (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, as borrower, Moores The Suit People Inc., as Canadian borrower, MWUK Holding Company Limited, as UK borrower, the financial institutions from time to time party thereto, as lenders and JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent and J.P. Morgan Europe Limited, as European agent.  The Company used a portion of the proceeds from the initial draw of the ABL Facility to repay such obligations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K:

4.1	Indenture, dated as of June 18, 2014, by and among the Company, the MW Guarantors and the Trustee, relating to the Notes.

4.2	Supplemental Indenture, dated as of June 18, 2014, by and among, the Company , the JOSB Guarantors and the Trustee, relating to the Notes.

4.3

Registration Agreement, dated as of June 18, 2014, by and among the Company, the MW Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, relating to the Notes.

10.1	Credit Agreement, dated as of June 18, 2014, by and among the Company and the other Co-Borrowers, the U.S. ABL Administrative Agent, the Canadian ABL Administrative Agent and the ABL Lenders.

10.2	Term Loan Credit Agreement, dated as of June 18, 2014, by and among the Company, the Term Administrative Agent and the Term Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date:	June 20, 2014	By:	/s/ Jon W. Kimmins
		Name:	Jon. W. Kimmins
		Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 18, 2014, by and among the Company, the MW Guarantors and the Trustee, relating to the Notes.

4.2	Supplemental Indenture, dated as of June 18, 2014, by and among, the Company , the JOSB Guarantors and the Trustee, relating to the Notes.

4.3

Registration Agreement, dated as of June 18, 2014, by and among the Company, the MW Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, relating to the Notes.

10.1	Credit Agreement, dated as of June 18, 2014, by and among the Company and the other Co-Borrowers, the U.S. ABL Administrative Agent, the Canadian ABL Administrative Agent and the ABL Lenders.

10.2	Term Loan Credit Agreement, dated as of June 18, 2014, by and among the Company, the Term Administrative Agent and the Term Lenders.